AMENDMENT No. 2 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 28th day of August, 2013, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK, formerly known as FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A-NY”), AMERICAN FUNDS INSURANCE SERIES (“Series”), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”), a corporate organized under the laws of the State of Delaware, (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, GWL&A, GWL&A-NY, the Series and CRMC are parties to a Fund Participation Agreement dated January 28, 2008, as amended, (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add the COLI VUL-14 Series Account of GWL&A to the Agreement;

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Attachment B of the Agreement and replacing it with the Attachment B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	All references to the “Account” now include the COLI VUL 14 Series Account of GWL&A;

2.	Attachment B of the Agreement is hereby replaced in its entirety with Attachment B as attached and incorporated by reference to this Amendment.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 28th day of August, 2013.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By: /s/ Susan Gile

Name: Susan Gile

Title:   VP - Individual Markets

Date:   8-30-2013

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY OF NEW YORK

By its authorized officer,

By: /s/ Ron Laeyendecker

Name: Ron Laeyendecker

Title:   Senior Vice President

Date:   8-30-2013

AMERICAN FUNDS INSURANCE SERIES

By its authorized officer,

By: /s/ Steven I. Koszalka

Name:  Steven I. Koszalka

Title:    Secretary

Date:    August 28, 2013

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By its authorized officer,

By: /s/ Michael J. Downer
Name: Michael J. Downer
Title: Senior Vice President and Secretary
Date: August 28, 2013

ATTACHMENT B

LIST OF ACCOUNTS:

COLI VUL 2 SERIES ACCOUNT OF GWLA

COLI VUL 4 SERIES ACCOUNT OF GWLA

COLI VUL 7 SERIES ACCOUNT OF GWLA

COLI VUL 14 SERIES ACCOUNT OF GWLA

COLI VUL 1 SERIES ACCOUNT OF FGWLA

COLI VUL 2 SERIES ACCOUNT OF FGWLA

COLI VUL 4 SERIES ACCOUNT OF FGWLA

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